SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                            Global Income Fund, Inc.
      --------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notes:

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                            GLOBAL INCOME FUND, INC.
                                11 Hanover Square
                               New York, NY 10005


                 ISS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

        YOUR VOTE NOW WILL HELP REDUCE EXPENSES OF FURTHER SOLICITATION.


                                                       November 14, 2006


Dear Fellow Stockholder:

     I am writing to you directly because you are a large holder of shares of Global Income Fund and we have not received your vote for this very important shareholder meeting. The Annual Meeting has been adjourned until December 4, 2006 at 9:15 a.m. to allow time to solicit additional proxies. Please take a moment and call me at 1-888-494-6645, ext 222 to discuss any questions you have regarding the meeting agenda. If you have had any difficulty voting or misplaced your material, we can assist with voting your proxy.

     Importantly, Institutional Shareholder Services ("ISS"), which analyzes more than 30,000 proxy statements annually and is the world's leading provider of proxy voting and corporate governance solutions to the institutional marketplace, has recommended a "FOR" vote for Global Income Fund's proposal number 1 and "FOR" proposal number 2. Regarding proposal number 2, we quote ". . .. ISS deems it advisable and in the interests of the Fund and its shareholders to so amend the Fund's charter."

     Additionally, your Board of Directors unanimously recommends that you vote "FOR" each proposal on the meeting agenda for the reasons set forth in the Proxy Statement.

     Thank you for your cooperation and continued support.



                                                     Sincerely,
                                                     /s/Thomas B. Winmill
                                                     Thomas B. Winmill
                                                     President